EXHIBIT 99.1

NEWS

Veeco Instruments Inc., 1 Terminal Drive, Plainview, NY 11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Financial Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

Media Contact:  Fran Brennen, Senior Director Marcom, 516-677-0200 x1222

VEECO REPORTS SECOND QUARTER 2012 FINANCIAL RESULTS

Plainview, NY, July 26, 2012 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the second quarter ended June 30, 2012.  Veeco reports its results on a U.S. generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items. Please refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results. All results presented herein are for Veeco’s “Continuing Operations.”

GAAP Results ($M except EPS)

	Q2 ‘12	Q2 ‘11
Revenues	$136.5	$264.8
Net income	$11.0	$56.3
EPS (diluted)	$0.28	$1.31

Non-GAAP Results ($M except EPS)

	Q2 ‘12	Q2 ‘11
Net income	$14.5	$63.4
EPS (diluted)	$0.37	$1.47

Second Quarter 2012 Results

John R. Peeler, Veeco’s Chairman and Chief Executive Officer, commented, “Veeco continues to deliver solid results in a soft market. Second quarter revenue was $137 million, and adjusted EBITA and non-GAAP earnings per share were $20 million and $0.37, respectively, with gross margins of 45%.  Veeco generated about $19 million in cash flow from operations, ending the quarter with $540 million in cash and short term investments.”  Second quarter LED & Solar revenues were $87 million, including $75 million in MOCVD and $12 million in MBE.  Data Storage revenues were $50 million.

“As anticipated, we experienced a challenging bookings environment in Q2, with total orders of approximately $103 million,” continued Mr. Peeler. “Across our markets, macro-economic concerns and weakness in TV, PC and consumer electronics sales are delaying customers’ capex purchases.”  Veeco’s LED & Solar orders totaled $77 million, with MOCVD flat sequentially at $70 million and MBE declining 50% to $7 million.  Data Storage bookings remained weak at $25 million. Veeco’s book-to-bill ratio was 0.75 to 1 and quarter-end backlog, after a $30 million adjustment, was $241 million.

Third Quarter 2012 Guidance & Outlook

Veeco’s third quarter 2012 revenue is currently forecasted to be between $120 million and $140 million.  Earnings per share are currently forecasted to be between $0.12 to $0.29 on a GAAP basis, and $0.22 to $0.38 on a non-GAAP basis. Please refer to the attached financial table for more details.

Mr. Peeler commented, “We are executing on our plan to deliver solid profitability in a down revenue year while investing for future growth.  At the mid-point of the year, we are tightening our 2012 revenue guidance to between $520 and $560 million.  Assuming macro-economic conditions do not worsen, we currently anticipate a gradual order recovery in the second half of 2012.”

Mr. Peeler continued, “MOCVD orders appear to be bumping along the bottom and we have not yet seen a meaningful inflection in customer buying.  However, utilization rates are up at key customer facilities in China, Taiwan and Korea, and we have seen a pick-up in quoting activity as customers plan future capacity expansions to ensure their position in LED lighting for 2013 and beyond.  We continue to win in the market due to our low cost of ownership solutions that drive customers’ yield and productivity, most recently through our new TurboDisc® ‘M’ and ‘HP’ product suite.”

Conference Call Information

A conference call reviewing these results has been scheduled for 5:00pm ET today at 1-877-419-6594 (toll free) or 1-719-325-4768 using passcode 4807787. The call will also be webcast live on the Veeco website at www.veeco.com. A replay of the call will be available beginning at 8:00pm ET tonight through midnight on August 9, 2012 at 888-203-1112 or 719-457-0820, using passcode 4807787, or on the Veeco website. Please follow along with our slide presentation also posted on the website.

About Veeco

Veeco’s process equipment solutions enable the manufacture of LEDs, power electronics, hard drives, MEMS and wireless chips.  We are the market leader in MOCVD, MBE, Ion Beam and other advanced thin film process technologies.  Our high performance systems drive innovation in energy efficiency, consumer electronics and network storage and allow our customers to maximize productivity and achieve lower cost of ownership.  For information on our company, products and worldwide service and support, please visit www.veeco.com.

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2011 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011

Net sales	$136,547	$264,815	$276,456	$519,491
Cost of sales	75,293	129,466	149,934	253,179
Gross profit	61,254	135,349	126,522	266,312

Operating expenses (income):
Selling, general and administrative	20,893	27,461	40,666	50,397
Research and development	23,910	23,652	47,216	43,523
Amortization	1,185	1,334	2,400	2,242
Restructuring	—	—	63	—
Other, net	146	(68)	111	(28)
Total operating expenses	46,134	52,379	90,456	96,134

Operating income	15,120	82,970	36,066	170,178

Interest (income) expense, net	(329)	86	(532)	1,385
Loss on extinguishment of debt	—	3,045	—	3,349

Income from continuing operations before income taxes	15,449	79,839	36,598	165,444
Income tax provision	4,438	23,521	9,125	51,147
Income from continuing operations	11,011	56,318	27,473	114,297

Income (loss) from discontinued operations, net of tax	807	(37,112)	757	(42,449)

Net income	$11,818	$19,206	$28,230	$71,848

Income (loss) per common share:
Basic:
Continuing operations	$0.29	$1.37	$0.72	$2.83
Discontinued operations	0.02	(0.90)	0.02	(1.05)
Income	$0.31	$0.47	$0.74	$1.78

Diluted:
Continuing operations	$0.28	$1.31	$0.71	$2.67
Discontinued operations	0.02	(0.86)	0.02	(0.99)
Income	$0.30	$0.45	$0.73	$1.68

Weighted average shares outstanding:
Basic	38,370	40,998	38,315	40,433
Diluted	38,988	43,002	38,925	42,780

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$317,047	$217,922
Short-term investments	221,832	273,591
Restricted cash	851	577
Accounts receivable, net	95,125	95,038
Inventories, net	90,729	113,434
Prepaid expenses and other current assets	28,577	40,756
Assets of discontinued segment held for sale	—	2,341
Deferred income taxes, current	10,298	10,885
Total current assets	764,459	754,544

Property, plant and equipment, net	97,068	86,067
Goodwill	55,828	55,828
Other assets, net	32,620	39,624
Total assets	$949,975	$936,063

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$32,652	$40,398
Accrued expenses and other current liabilities	95,168	107,656
Deferred profit	10,301	10,275
Income taxes payable	1,350	3,532
Liabilities of discontinued segment held for sale	5,359	5,359
Current portion of long-term debt	258	248
Total current liabilities	145,088	167,468

Deferred income taxes	5,023	5,029
Long-term debt	2,275	2,406
Other liabilities	324	640
Total liabilities	152,710	175,543

Equity	797,265	760,520

Total liabilities and equity	$949,975	$936,063

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Three months ended				Six months ended
	June 30,				June 30,
	2012		2011		2012		2011
Adjusted EBITA

Operating income	$15,120		$82,970		$36,066		$170,178

Adjustments:

Amortization	1,185		1,334		2,400		2,242
Equity-based compensation	4,014		3,717		7,144		6,517
Restructuring	—		—		63	(1)	—

Earnings from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$20,319		$88,021		$45,673		$178,937

Non-GAAP Net Income

Net income from continuing operations (GAAP basis)	$11,011		$56,318		$27,473		$114,297

Non-GAAP adjustments:

Amortization	1,185		1,334		2,400		2,242
Equity-based compensation	4,014		3,717		7,144		6,517
Restructuring	—		—		63	(1)	—
Loss on extinguishment of debt	—		3,045		—		3,349
Non-cash portion of interest expense	—		490	(2)	—		1,259	(2)
Income tax effect of non-GAAP adjustments	(1,718	)(3)	(1,492	)(3)	(3,628	)(3)	(2,943	)(3)

Non-GAAP Net Income	$14,492		$63,412		$33,452		$124,721

Non-GAAP earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$0.37		$1.47		$0.86		$2.92

Diluted weighted average shares outstanding	38,988		43,002		38,925		42,780

(1) During the first quarter of 2012, we recorded restructuring charges totaling $0.1 million related to a company-wide reorganization executed during the second half of 2011.

(2) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

(3) The Company utilized the with and without method to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Guidance for
	the three months ending September 30, 2012
	LOW		HIGH
Adjusted EBITA

Operating income	$6,317		$15,103

Adjustments:

Amortization	1,264		1,264
Equity-based compensation	4,238		4,238

Earnings from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$11,819		$20,605

Non-GAAP Net Income

Net income from continuing operations (GAAP basis)	$4,781		$11,411

Non-GAAP adjustments:

Amortization	1,264		1,264
Equity-based compensation	4,238		4,238
Income tax effect of non-GAAP adjustments	(1,708	)(1)	(1,973	)(1)

Non-GAAP Net Income	$8,575		$14,940

Non-GAAP earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$0.22		$0.38

Diluted weighted average shares outstanding	39,000		39,000

(1) The Company utilizes the with and without method to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Segment Bookings, Revenues, and Reconciliation

of Operating Income (Loss) to Adjusted EBITA (Loss)

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
LED & Solar
Bookings	$77,294	$273,282	$161,923	$471,527

Revenues	$86,778	$219,135	$182,352	$433,833

Operating income	$7,630	$77,207	$23,189	$157,018
Amortization	861	953	1,724	1,440
Equity-based compensation	1,096	892	2,102	1,571
Restructuring	—	—	58	—
Adjusted EBITA	$9,587	$79,052	$27,073	$160,029

Data Storage
Bookings	$25,239	$37,546	$54,008	$70,161

Revenues	$49,769	$45,680	$94,104	$85,658

Operating income	$11,372	$12,342	$19,557	$23,902
Amortization	324	356	676	719
Equity-based compensation	440	352	851	660
Restructuring	—	—	5	—
Adjusted EBITA	$12,136	$13,050	$21,089	$25,281

Unallocated Corporate
Operating loss	$(3,882)	$(6,579)	$(6,680)	$(10,742)
Amortization	—	25	—	83
Equity-based compensation	2,478	2,473	4,191	4,286
Adjusted loss	$(1,404)	$(4,081)	$(2,489)	$(6,373)

Total
Bookings	$102,533	$310,828	$215,931	$541,688

Revenues	$136,547	$264,815	$276,456	$519,491

Operating income	$15,120	$82,970	$36,066	$170,178
Amortization	1,185	1,334	2,400	2,242
Equity-based compensation	4,014	3,717	7,144	6,517
Restructuring	—	—	63	—
Adjusted EBITA	$20,319	$88,021	$45,673	$178,937